Exhibit 99.1

Genesis Growth Tech Acquisition Corp. Announces Receipt

of Nasdaq Delisting Notification

Nidwalden, Switzerland (July 14, 2023) - Genesis Growth Tech Acquisition Corp. (Nasdaq: GGAA) (“GGAA” or “Genesis”), today announced that on July 14, 2023, it received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”). The Notice advised the Company that for the 30 consecutive trading days ending June 27, 2023, the Company’s average market value of listed securities has been below $50 million and the average market value of publicly held securities for its Class A ordinary shares has been below $40 million, and as a result, the Company was not in compliance with Nasdaq Listing Rule 5452 and that Nasdaq has determined to delist the Company’s securities (units, ordinary shares and warrants).

Additionally, in accordance with Nasdaq Listing Rule 5452, special purpose acquisition companies are required to hold at least 600,000 in publicly held shares. According to the Company’s Form 10-K for the year ended December 31, 2022, Nasdaq calculated the publicly held shares as 101,039. Nasdaq advised that this deficiency serves as an additional and separate basis for delisting.

Furthermore, as previously disclosed, on May 23, 2023, Nasdaq notified the Company that it did not comply with Listing Rule 5250(c), due to its failure to timely file its Form 10-Q for the period ended March 31, 2023. The Company’s failure to timely file its periodic report also serves as an additional and separate basis for delisting; provided that such Form 10-Q is scheduled for filing on July 14, 2023.

Accordingly, and pursuant to Listing Rule 5815(a)(1)(B)(ii)(c), unless the Company requests an appeal of this determination, trading of the Company’s listed securities will be suspended from The Nasdaq Global Market on July 25, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Requests for a hearing are required to be submitted electronically through the Nasdaq Listing Center, and must be received no later than 4:00 Eastern Time on July 21, 2023.  The Company is currently determining whether or not to appeal Nasdaq’s determination. In the event the Company does not appeal Nasdaq’s determination, the Company expects that its securities (units, ordinary shares and warrants) will be eligible to be quoted on the OTC Markets.

Separate from the above, on July 13, 2023, Nasdaq determined to halt trading in the Company’s securities (the “Trading Halt”). It is currently unclear whether the Trading Halt will be lifted by Nasdaq prior to the delisting of the Company’s securities from Nasdaq and/or prior to any determination by a Hearings Panel, in the event the Company determines to appeal such determination to a Hearings Panel.

About Genesis Growth Tech Acquisition Corporation

Genesis Growth Tech Acquisition Corp. (“GGAA”) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Cautionary Note Concerning Forward Looking Statements

Certain statements made or incorporated by reference herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. GGAA does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Company Contact:

E. Perez

ep@genfunds.com